SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

April 28, 2010
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO  80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated April 30, 2010

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 28, 2010, Ball Corporation (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”).  Pursuant to the addition of Item 5.07 on Form 8-K effective February 28, 2010, the Company is providing the following information regarding the results of the matters voted on by shareholders at the Annual Meeting:

1.	Election of Directors.

Director	For	Withheld	Broker Non-Votes
John A. Hayes	73,282,723	3,754,849	4,843,330
Hanno C. Fiedler	44,766,653	32,270,919	4.843,330
John F. Lehman	42,209,422	34,828,150	4,843,330
Georgia R. Nelson	43,403,346	33,634,226	4,843,330
Erik H. van der Kaay	44,873,459	32,164,113	4,843,330

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Corporation for 2010.

For	Against	Abstain	Broker Non-Votes
79,798,250	1,876,573	206,080	0

3.	Proposal to approve the 2010 Stock and Cash Incentive Plan.

For	Against	Abstain	Broker Non-Votes
69,117,304	7,494,979	425,289	4,843,330

4.	Proposal to have shareholders at each Annual Meeting adopt a nonbinding advisory resolution to ratify the compensation of the Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
36,840,009	37,728,030	2,469,533	4,843,330

5.
Proposal to have the Board of Directors adopt a rule to redeem any current or future rights plan unless such plan or amendments to the plan are submitted to a shareholder vote, as a separate ballot item, within 12 months.

For	Against	Abstain	Broker Non-Votes
54,560,872	21,768,633	708,067	4,843,330

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Scott C. Morrison
	Name:	Scott C. Morrison
	Title:	Senior Vice President and Chief Financial Officer

Date:  April 30, 2010